EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 registration statement on Form S-1/A of our report dated October 7, 2022, which included an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern, with respect to the financial statements of Applife Digital solutions, Inc. (collectively, the “Company”) appearing in the prospectus, which is part of this registration statement.

New York, NY

April 4, 2023